Exhibit 21.1

SUBSIDIARIES OF KYPHON INC.

                                              State or Other
                                              Jurisdiction of
                                              Incorporation or
Subsidiaries of Registrant                     Organization
----------------------------------            ---------------
Kyphon Canada Inc.                            Canada
Kyphon Cayman Ltd.                            Cayman Islands
Kyphon Europe B.V.B.A.                        Belgium
Kyphon Ireland Research Holding Ltd.          Ireland
Kyphon Ireland Ltd.                           Ireland
Kyphon Deutschland GmbH                       Germany
Sanatis GmbH                                  Germany
Kyphon Austria GmbH                           Austria
Kyphon Iberica S.L.                           Spain
Kyphon Italia S.R.L.                          Italy
Kyphon UK Ltd.                                United Kingdom
Kyphon Nippon K.K.                            Japan
Kyphon France SARL                            France
Kyphon Australia Pty Ltd                      Australia